For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99

                          PRESS RELEASE


FIRST KEYSTONE CORPORATION (FKYS) Announces New Share Buyback
Plan


March 27, 2001 -- First Keystone Corporation (OTCB - FKYS), headquartered in Berwick, Pennsylvania, today announced a newly approved plan for repurchasing up to 46,500 shares of common stock. Shares repurchased under the plan are to be held as treasury stock for various corporate programs, including the funding of existing employee benefit plans. This latest share repurchase plan follows a completed 100,000 share buyback in 1999.

First Keystone Corporation, with assets of approximately $370 million is the holding company for The First National Bank of Berwick, founded in 1864. The First National Bank of Berwick operates 9 full service banking offices in Columbia, Montour, and Luzerne Counties in Eastern Pennsylvania


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